Exhibit 99.1
Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries Mike Yonker Pixelworks, Inc. Tel: (503) 454-4515 E-mail: myonker@pixelworks.com Web site: www.pixelworks.com	Media Inquiries Chris Bright Pixelworks, Inc. Tel: (503) 454-1770 E-mail: cbright@pixelworks.com
Conference Call at 2 p.m. PDT, April 25, 2006 – Pixelworks will host a conference call at 2 p.m. PDT, April 25, 2006, which can be accessed at (347) 284-6930 and using pass code 8195243. The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com. A replay of the conference call will be available through May 3, 2006, and can be accessed by calling (719) 457-0820 using pass code 8195243. A replay of the Web broadcast will be available through May 25, 2006.
Pixelworks Reports First Quarter 2006 Financial Results
     Tualatin, Ore., April 25, 2006 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the first quarter ended March 31, 2006.
     Revenue for the first quarter was $36.6 million, a 9 percent decrease from revenue of $40.3 million in the first quarter of 2005, and a 16 percent decrease from revenue of $43.3 million in the fourth quarter of 2005.
     As disclosed on April 3, 2006 in the company’s Preliminary First Quarter 2006 Financial Results announcement, the company performed an analysis on the recoverability of acquired intangible assets, long-lived assets and goodwill in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long Lived Assets and SFAS 142, Goodwill and Other Intangible Assets. As a result of this analysis, the company recorded a $23.1 million impairment loss on certain acquired intangible assets in the first quarter, of which $21.3 million was recorded to cost of revenue, and $1.8 million was recorded to operating expense.
     Also included in cost of revenue during the first quarter was approximately $2.1 million of non-cash expenses for the amortization of acquired intangible assets and stock-based compensation recorded in accordance with SFAS 123R, Share-Based Payment. Additionally, the company recorded a reserve of $1.8 million for excess and slow moving inventory, and a

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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

charge for lower than anticipated yields on a new timing controller product which began ramping into production during the quarter.
     As a result of these charges, the company had negative GAAP gross profit margin of ($8.5) million in the first quarter. As disclosed on April 3, 2006, the company estimated first quarter GAAP gross profit margin to be 35 percent to 36 percent, and stated that it was in the process of analyzing the recoverability of acquired intangible assets. GAAP gross profit margin excluding the impairment loss on acquired intangible assets was 35.1 percent in the first quarter, unchanged from the fourth quarter of 2005.
     Non-GAAP gross profit margin, which excludes the impairment loss on certain acquired intangible assets, as well as amortization of acquired intangible assets and stock-based compensation, was 40.8 percent in the first quarter, compared to 44.0 percent in the previous quarter. The decrease in non-GAAP gross profit margin resulted from significantly lower advanced television sales and the incremental inventory reserve recorded in the first quarter.
     Operating expenses on a GAAP basis were $27.8 million in the first quarter of 2006 compared to $24.4 million in the fourth quarter of 2005. The increase in operating expenses is primarily due to non-cash expenses for the impairment loss on certain acquired intangible assets and stock-based compensation. Excluding these non-cash expenses, non-GAAP operating expenses in the first quarter of 2006 were $23.0 million, up slightly from $22.6 million in the fourth quarter of 2005.
     GAAP net loss of ($33.1) million, or ($0.69) per diluted share in the first quarter, included non-cash expenses totaling $28.2 million for the impairment loss on certain acquired intangible assets, stock-based compensation and the amortization of acquired intangible assets, partially offset by a realized gain on the repurchase of long-term debt of $3.0 million. This compares to net income of $836,000, or $0.02 per diluted share in the first quarter of 2005, which included non-cash expenses totaling $269,000 for stock-based compensation and amortization of acquired intangible assets.
     Excluding the non-cash expenses and the realized gain on the repurchase of long-term debt, non-GAAP net loss in the first quarter of 2006 was ($7.8) million, or ($0.16) per diluted share, compared to net income of $1.1 million, or $.02 per diluted share in the first quarter of 2005 and ($32.1) million, or ($0.67) per diluted share in the fourth quarter of 2005.
     The company also announced today a plan to significantly improve its breakeven point by reducing manufacturing overhead and operating expenses and focusing on its core business. The plan includes integrating the Internet Protocol television (IPTV) elements of the Equator acquisition with the Company’s advanced television technology developments, and is no longer pursuing other stand-alone digital media streaming markets that are not core to advanced

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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

television. In addition, the plan also contemplates continuing to make critical infrastructure investments in people, processes and tools to improve the company’s time to market on new product designs.
     As a result, the company expects to incur restructuring charges totaling between $1.6 million to $3.5 million over the second and third quarters. Approximately $1.0 million to $2.5 million of the restructuring charge will be recognized in the second quarter as a result of a reduction in workforce related costs, and $0.6 million to $1.0 million will be recognized in the third quarter as office space is vacated. The anticipated savings in 2006 are expected to be approximately $5.0 million with net annualized savings of approximately $9.0 million.
     “Our operating results over the past couple of quarters motivated us to make fundamental changes to our underlying infrastructure in order to improve the financial and operating performance of the company,” said Allen Alley President, CEO and Chairman of Pixelworks. “Changes of this magnitude are critical to improving our breakeven point in the near term, but we also realize we are still at the beginning of an extraordinary market opportunity. We cannot cut our way to market leadership. We must continue to make the essential infrastructure investments to improve our time to market with innovative product designs that will grow revenue and margins as we launch new products to hit the fall 2007 design cycle,” concluded Alley.
Business Outlook for Second Quarter 2006
     The following Business Outlook statements are based on the company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after March 31, 2006. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. The inclusion of any Business Outlook statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

The company estimates net loss per diluted share in the second quarter of 2006 to be ($0.21) to ($0.32) on a GAAP basis and ($0.13) to ($0.19) on a non-GAAP basis, based on the following estimates:
•	Revenue of $30 to $33 million. Revenue is highly dependent on a number of factors including, but not limited to, seasonality in the consumer electronics market, general economic conditions, the company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, flat panel monitor and digital streaming media markets, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.
•	GAAP gross profit margin of 39 to 42 percent. Non-GAAP gross profit margin of 41 to 44 percent, which excludes an estimated $800,000 in non-cash expenses for the amortization of acquired intangible assets and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.
•	GAAP operating expenses of $24.5 to $27.5 million. Included in R&D and SG&A expenses are an estimated $2.5 to $3.0 million in non-cash expenses for stock-based compensation and amortization of acquired intangible assets and $1.0 million to $2.5 million in restructuring charges (excluded for non-GAAP reporting purposes).
•	Interest income, net of approximately $450,000.
•	Effective tax rate of zero on a GAAP and non-GAAP basis. Both the GAAP and non-GAAP effective tax rates are subject to significant variation on an ongoing basis due to changes in the level of loss or income before taxes, deferred tax assets, research and development tax credits, and other factors.
•	As long as the market value of the company approximates its net book value, it is at least reasonably possible that the company will have a goodwill impairment in the near term, which would result in additional impairment losses.
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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors, digital streaming media devices and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images. Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.
     For more information, please visit the company’s Web site at www.pixelworks.com.
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     Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross margins, operating expenses and earnings which exclude certain non-cash acquisition related amortization expenses, certain intangible assets impairment and stock-based compensation expenses required under GAAP. The company uses these non-GAAP measures internally to assess its performance and as one component in determining compensation for certain employees. The company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP financial measures is included in the company’s quarterly earnings releases and is also available in the investor relations section of the company’s website.
Safe Harbor Statement
     This release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, multimedia projector, digital media streaming device and flat panel monitor industries; changes in customer ordering patterns or lead times; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers; changes in the recoverability of intangible assets, long lived assets and goodwill; and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue, net	$36,559	$40,261
Cost of revenue (1)	23,713	23,343
Impairment loss on acquired developed technology	21,330	—

Gross profit (loss)	(8,484)	16,918

Operating expenses:
Research and development (2)	15,693	9,453
Selling, general and administrative (3)	10,004	7,072
Impairment loss on acquired intangible assets	1,753	—
Amortization of acquired intangible assets	333	122

Total operating expenses	27,783	16,647

Income (loss) from operations	(36,267)	271

Gain on repurchase of long-term debt, net	3,009	—
Interest income	1,324	1,715
Interest expense	(698)	(657)
Amortization of debt issuance costs	(171)	(177)

Interest and other income, net	3,464	881

Income (loss) before income taxes	(32,803)	1,152

Provision for income taxes	252	316

Net income (loss)	$(33,055)	$836

Net income (loss) per share:
Basic	$(0.69)	$0.02

Diluted	$(0.69)	$0.02

Weighted average shares outstanding:
Basic	47,947	46,969

Diluted	47,947	47,887

(1) Includes:
Amortization of acquired developed technology	$1,972	$132
Amortization of acquired inventory mark-up	26	—
Stock-based compensation	58	—
(2) Includes stock-based compensation	1,231	11
(3) Includes stock-based compensation	1,511	4

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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Reconciliation of GAAP gross profit (loss) and non-GAAP gross profit

GAAP gross profit (loss)	$(8,484)	$16,918

Impairment loss on acquired developed technology	21,330	—
Amortization of acquired developed technology	1,972	132
Amortization of acquired inventory mark-up	26	—
Stock-based compensation	58	—

Non-GAAP gross profit	$14,902	$17,050

Non-GAAP gross profit margin	40.8%	42.3%

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(33,055)	$836

Reconciling items included in cost of revenue:
Impairment loss on acquired developed technology	21,330	—
Amortization of acquired developed technology	1,972	132
Amortization of acquired inventory mark-up	26	—
Stock-based compensation	58	—
Reconciling item included in research and development:
Stock-based compensation	1,231	11
Reconciling item included in selling, general and administrative:
Stock-based compensation	1,511	4
Impairment loss on acquired intangible assets	1,753	—
Amortization of acquired intangible assets	333	122
Gain on repurchase of long-term debt, net	(3,009)	—
Tax effect of non-GAAP adjustments	38	—

Non-GAAP net income (loss)	$(7,812)	$1,105

Non-GAAP net income (loss) per share:
Basic and diluted	$(0.16)	$0.02

Non-GAAP weighted average shares outstanding:
Basic	47,947	46,969

Diluted	47,947	47,887

*	Our non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit (loss), GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of non-cash expenses for the amortization of various acquired intangible assets, amortization of adjustments to the value of inventory acquired in acquisitions, stock-based compensation, impairment losses on various acquired intangible assets and a gain on the repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate ongoing business performance. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate ongoing business performance. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

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Pixelworks Reports First Quarter 2006 Financial Results
April 25, 2006

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$58,084	$68,604
Short-term marketable securities	60,424	59,888
Accounts receivable, net	17,048	19,927
Inventories, net	23,579	26,577
Prepaid expenses and other current assets	6,660	7,277

Total current assets	165,795	182,273

Long-term marketable securities	12,065	17,145
Property and equipment, net	28,705	29,029
Other assets, net	20,498	18,277
Debt issuance costs, net	3,418	3,780
Acquired intangible assets, net	11,933	37,321
Goodwill	133,739	133,731

Total assets	$376,153	$421,556

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,796	$7,206
Accrued liabilities and current portion of long-term liabilities	24,040	26,269
Income taxes payable	9,686	9,507

Total current liabilities	37,522	42,982

Long-term liabilities, net of current portion	12,031	13,357
Long-term debt	140,000	150,000

Total liabilities	189,553	206,339

Shareholders’ equity	186,600	215,217

Total liabilities and shareholders’ equity	$376,153	$421,556